Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)            |    |

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Attn: Corporate Trust Administration

(904) 998-4717

(Name, address and telephone number of agent for service)

AGL RESOURCES INC.	AGL CAPITAL CORPORATION	AGL CAPITAL TRUST II

(Exact name of obligor as specified in its charter)

Georgia	Nevada	Delaware

(State of Incorporation)

58-2210952	88-0472393

(I.R.S. Employer Identification Number)

Andrew W. Evans Executive Vice President and Chief Financial Officer AGL Resources Inc. Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 684-4000	Paul R. Shlanta President AGL Capital Corporation Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 584-4000	c/o Paul R. Shlanta President AGL Capital Corporation Ten Peachtree Place, N.E. Atlanta, Georgia 30309 (404) 584-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Debt Securities

Guarantee of Debt Securities

Trust Preferred Securities

Guarantee with respect to the Trust Preferred Securities

Junior Subordinated Debentures

Guarantee with respect to the Junior Subordinated Debentures

(Title of Indenture Securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15	Not Applicable

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-152875).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 17th day of August, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Geraldine Creswell

Name:	Geraldine Creswell
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2010, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,504
Interest-bearing balances		288
Securities:
Held-to-maturity securities		12
Available-for-sale securities		581,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		113,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,486
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		2
Not applicable
Intangible assets:
Goodwill		856,313
Other Intangible Assets		237,642
Other assets		166,465

Total assets		$1,966,971

LIABILITIES

Deposits:
In domestic offices		533
Noninterest-bearing	533
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		210,010
Total liabilities		479,234
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		364,077
Accumulated other comprehensive income		1,140
Other equity capital components		0
Total bank equity capital		1,487,737
Noncontrolling (minority) interest in consolidated subsidiaries		0
Total equity capital		1,487,737
Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		1,966.971

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)